Exhibit 23-c

CONSENT OF COUNSEL

We hereby consent to the reference to this firm and to the inclusion of our opinion with respect to compliance of the Rockwell Automation 1165(e) Plan with Section 1022(i)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) in the Prospectuses related to this Registration Statement on Form S-8 filed by Rockwell Automation, Inc. in respect of the Rockwell Automation 1165(e) Plan.

/s/ ADSUAR MUÑIZ GOYCO SEDA & PÉREZ-OCHOA, PSC
ADSUAR MUÑIZ GOYCO SEDA & PÉREZ-OCHOA, PSC

San Juan, Puerto Rico 00918
November 12, 2019